                                                                     Exhibit 2.6



                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------

     THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into as of the 18th day of March, 1998 (the "Effective Date"), by and among Ramsay Louisiana, Inc., a Delaware corporation ("Seller"), and Health-One Properties, LLC, a Utah limited liability company ("Purchaser").

     In consideration of the agreements herein contained, the parties agree as follows:

1.   CONVEYANCE.  Seller agrees to sell and convey and Purchaser agrees to
     ----------
purchase and take title to that certain parcel of real estate lying and being in the Parish of St. Tammany, State of Louisiana, and being more particularly described on Schedule A attached hereto, including all right, title and interest
             ----------
of Seller in and to all improvements, fixtures, rights, privileges, easements, hereditaments and appurtenances thereto, and together with all right, title and interest of Seller in and to the land lying in the bed of any street, road, avenue or alley, open or proposed, public or private, in front of or adjoining said property to the center line thereof, and all right, title and interest of Seller in all personal property owned by Seller and located on said parcel of real estate (the "Property").

2.   PURCHASE PRICE.  The purchase price (the "Purchase Price") for the Property
     --------------
shall be the sum of Two Million and No/100 Dollars ($2,000,000.00).

     (a) Purchaser shall deliver to Haythe & Curley, as escrowee (the "Escrowee"), on the Effective Date, a deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Deposit"), payable by check in the amount of Ten Thousand and No/100 Dollars ($10,000.00), subject to collection, and by Promissory Note (the "Deposit Note") delivered simultaneously herewith in the amount of Ninety Thousand and No/100 Dollars ($90,000.00), payable upon the earlier to occur of the Closing Date or upon a default by Purchaser in the payment or performance of any of its obligations under this Agreement. The Deposit shall be held by Escrowee in escrow (the "Escrow") as provided in Section 20 of this Agreement.

     (b) The Purchase Price payable by Purchaser to Seller at the Closing for the Property shall be payable as follows:

              (i) Escrowee shall disburse the Ten Thousand and No/100 Dollars ($10,000.00) portion of the Deposit, together with interest earned thereon, to Seller in accordance with Section 20 of this Agreement; and

              (ii) Purchaser shall pay to Seller the sum of Ninety Thousand and No/100 Dollars ($90,000.00) from the proceeds of the Deposit Note and Four Hundred Thousand and No/100 Dollars ($400,000.00) in cash; and

              (iii) Purchaser shall deliver to Seller a Note in the amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), payable in one year with interest at the rate of twelve percent (12%) per annum (the "Note"), and Mortgage (the "Mortgage"), in the forms attached hereto as "Exhibit A" and "Exhibit B", respectively.

     (c) All amounts payable under this Agreement, unless otherwise specified, shall be paid as follows:

              (i) by direct bank transfer, or by other wire transfer of immediately available funds and payable to Seller, directly or through the Escrow, unless otherwise directed as payable to another person or entity by Seller; or

              (ii) by check of Purchaser, which need not be certified, up to the amount of $1,000.00; or

              (iii) as otherwise agreed to in writing by Seller or Seller's attorney.

3.   CLOSING; DEED.  The consummation of the transactions contemplated by this
     -------------
Agreement (the "Closing") shall occur by delivery by Seller to Purchaser of a properly executed special or limited warranty deed (the "Deed") conveying the Property to Purchaser, in consideration of the payment by Purchaser to Seller of the Purchase Price and upon performance of all of the other obligations incurred under this Agreement, at such location as may be agreed upon by Purchaser and Seller, at 10:00 A.M. on the 1st day of May, 1998, or such earlier date as may be mutually agreed upon between Seller and Purchaser (the "Closing Date"), subject to adjournment pursuant to paragraph 7 hereof. Time shall be of the essence as to Purchaser's obligation to close on or before the 1st day of May, 1998.

4.   TITLE.  At Closing, Seller shall convey (and if Purchaser does not cancel
     -----
this Agreement pursuant to Section 7 hereof, Purchaser agrees to accept) fee simple title to the Property to Purchaser, subject to the following exceptions (hereinafter referred to as the "Permitted Exceptions"):

     (a)  Liens for ad valorem taxes not yet due and payable;

     (b)  Those exceptions shown on Schedule B attached hereto and by this
                                    ----------
          reference made a part hereof;

     (c) All matters that would be shown by an accurate survey or inspection of the Property, including, but not limited to, easements, encroachments, overlaps, riparian rights, and boundary disputes;

     (d) All building, zoning, environmental, and other state, county or Federal laws, codes, and regulations (whether existing or proposed), affecting the Property, including any and all special exceptions, conditions, site plan approvals, proffers, and other similar matters, if any, related to the zoning of the Property or otherwise; and

     (e) Any other title exceptions discovered and waived by Purchaser as hereinafter provided.

5.   SELLER'S REPRESENTATIONS AND WARRANTIES.  To induce the Purchaser to enter
     ---------------------------------------
into this Agreement, Seller hereby represents and warrants to Purchaser, as follows:

     (a)  POWER.  Seller has the legal power, right and authority to enter into
          -----
this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby and this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (b)  REQUISITE ACTION.  Except for Seller's lender's consent referred to in
          ----------------
Section 13 hereof, all requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with its entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby.

     (c)  AUTHORITY.  The individuals executing this Agreement and the
          ---------
instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions herein and thereof.

6.   PURCHASER'S REPRESENTATIONS AND WARRANTIES.  To induce the Seller to enter
     ------------------------------------------
into this Agreement, Purchaser hereby represents and warrants to Seller, as follows:

     (a)  POWER.  Purchaser has the legal power, right and authority to enter
          -----
into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby and this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     (b)  REQUISITE ACTION.  All requisite action (corporate, trust, partnership
          ----------------
or otherwise) has been taken by Purchaser in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated herein and thereof.

     (c)  AUTHORITY.  The individuals executing this Agreement and the
          ---------
instruments referenced herein on behalf of Purchaser have the legal power, right and actual authority to bind Purchaser to the terms and conditions herein and thereof.

7.   TITLE OBJECTIONS.  Purchaser shall have twenty (20) days after the
     ----------------
Effective Date in which to search title to the Property and in which to furnish Seller with a copy of Purchaser's title commitment and a written statement of any title objections adversely affecting the marketability of said title other than the Permitted Exceptions. Should Purchaser fail to notify Seller of any such title objections within the aforesaid time period, Purchaser shall be deemed to have waived all objections to the title of the Property. Seller shall have twenty (20) days after receipt of any such written objections (hereinafter referred to as the "Title Cure Period") in which Seller shall in good faith endeavor to satisfy or correct (but shall not be obligated to cure) all such valid title objections. In the event Seller fails to satisfy or correct all valid title objections within the Title Cure Period, Purchaser shall, by written notice to Seller given within five (5) days after the expiration of the Title Cure Period, elect one of the following: (a) to waive such title objections and to close the transaction on or before the later of (i) the Closing Date, or (ii) three (3) days following such notice, accepting the Deed subject to such title objections and without reduction of the Purchase Price; or (b) to terminate this Agreement and receive a refund of the Deposit, in which event neither Seller nor Purchaser shall have any rights, duties or obligations under this Agreement, except for any rights or obligations hereunder which, by their terms, survive any termination, cancellation, rescission, expiration or consummation of this Agreement, and the lien or right, if any of Purchaser against or to the Property shall wholly cease. Seller shall not be required and is not obligated hereby to bring any action or proceeding, or otherwise to incur any expense, to render the title to the Property free of any matters objected to by Purchaser. The acceptance of the Deed by Purchaser shall be deemed to be full performance of and discharge of any agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except for any rights or obligations hereunder which, by their terms, survive any termination, cancellation, rescission, expiration or consummation of this Agreement. Mortgages encumbering the Property which are to be paid by Seller from the Purchase Price at the Closing shall not constitute valid title objections.

8.   SURVEY; FEASIBILITY STUDIES.  Purchaser or its agents shall have the
     ---------------------------
privilege of going on the Property prior to Closing to make surveys and perform engineering studies with regard to the Property. In addition, Purchaser shall have the right, at Purchaser's sole cost and risk, to perform cleanup work and make minor repairs to the Property, provided that Purchaser provides Seller with advance notice of the nature of such cleanup and repair work. Purchaser shall give Seller advance notice of any entry onto the Property and the opportunity to accompany Purchaser or its agent. Any such survey shall be performed by a surveyor registered and licensed in the State in which the property is located and selected by Purchaser, at Purchaser's sole expense (hereinafter referred to as the "Survey"). Purchaser hereby covenants and agrees to indemnify, defend and hold Seller and its employees, officers, directors, representatives and affiliates harmless from any loss, liability, cost, claims, damages, demands, actions, causes of action, liens, claims of lien and suits resulting from Purchaser's or its agents' activities under this paragraph. The preceding indemnity shall survive the termination, cancellation, rescission, expiration or consummation of this Agreement. In addition, Purchaser shall, at Purchaser's cost, name Seller as Additional Insured on a general liability policy covering the Property in form and substance satisfactory to Seller and provide written evidence thereof to Seller prior to Purchaser's entry onto the Property. The Purchaser shall promptly following the completion of any survey and engineering studies with regard to the Property restore the Property to its condition existing on the date hereof, and Purchaser's obligations so to restore shall survive any termination, cancellation, rescission, expiration or consummation of this Agreement. The legal description to be used in the Deed shall be the legal description attached hereto as Schedule A.
                               ----------

9.   CLOSING COSTS.  Purchaser shall pay at Closing all recording costs,
     -------------
including, without limitation, the cost of recording the Deed. Purchaser shall pay the cost of its title search and all owner and mortgagee title insurance premiums, any and all documentary, transfer or mortgage taxes, the cost, if any, of the title company for conducting the Closing, the cost of the survey, and the cost of all engineering and other inspections of the Property. Each party shall pay is own attorneys' fees and expenses.

10.  APPORTIONMENT OF TAXES.  All city, state and county ad valorem taxes (the
     ----------------------
"Taxes") for the period including Closing shall be prorated and accounted for between Seller and Purchaser as of 12:01 A.M. on the Closing Date based on the latest millage rate and assessment available. Should such proration be inaccurate based on the actual bills when received, either party shall be entitled to receive on demand, a payment from the other correcting such inaccuracy. The provisions of this paragraph shall survive the Closing.

11.  CASUALTY LOSS.  In the event of material damage to or material destruction
     -------------
of the Property by fire or other casualty prior to the Closing, which material damage or material destruction has not been repaired or restored by the Closing Date, Purchaser may, at its option, elect, (i) not to consummate the transaction contemplated hereby, in which event the Deposit shall be refunded to Purchaser and neither party shall have any rights or obligations hereunder, except for any rights or obligations hereunder which, by their terms, survive any termination, cancellation, rescission, expiration or consummation of this Agreement, or (ii) to consummate the transaction contemplated hereby, irrespective of such damage or destruction and without reduction of the purchase Price, but with a credit to Purchaser in the amount of any insurance proceeds received to date and an assignment to Purchaser of Seller's right to applicable insurance proceeds received to date and an assignment to Purchaser of Seller's right to applicable insurance proceeds to be received thereafter, if any. Damage or destruction in an amount in excess of Five Hundred Thousand Dollars ($500,000) shall be deemed "material" for the purposes of this paragraph. In the event of any non-material damage to or destruction of the Property by fire or other casualty prior to the Closing, Closing shall occur as provided for in this Agreement with no adjustments to the Purchase Price, but with a credit to Purchaser in the amount of any insurance proceeds received to date and an assignment to Purchaser of Seller's right to applicable insurance proceeds to be received thereafter, if any.

12.  CONDEMNATION.  Seller agrees to give Purchaser written notice of any action
     ------------
or proceeding for condemnation of any part of the Property, which may result in the taking of all or any part of the Property. Upon such notification, Purchaser shall have the right to be exercised within ten (10) days after receipt of such notice, to terminate this Agreement and receive a refund of the Deposit. If Purchaser does not elect to terminate this Agreement, then this Agreement shall remain in full force and effect and Seller will credit to Purchaser at Closing the amount of any monies received by Seller to date by reason of such taking, and will assign to Purchaser at Closing the amount of any monies received by Seller to date by reason of such taking, and will assign to Purchaser the right to any condemnation awards or proceeds received after such date relating to the Property.

13.  CONDITIONS TO CLOSING.
     ---------------------

     13.1 FEASIBILITY STUDY PERIOD.  (a) Purchaser's obligations hereunder are
          ------------------------
          subject to Purchaser's satisfactory engineering study of the improvements at the Property and Purchaser's receipt of all applicable Federal, State and local governmental approvals for occupancy and use of the Property as a rehabilitation hospital. Purchaser shall use reasonable efforts to secure all necessary licenses, permits and approvals within fifteen (15) days of the Effective Date and agrees to give Seller prompt written notice of the results of all requests for said licenses, permits and approvals. In the event the foregoing conditions are not satisfied in Purchaser's reasonable discretion, then Purchaser shall have the right to give written notice to Seller not later than May 25, 1998, terminating this Agreement, and in such event, Purchaser shall be entitled to a refund of all of the Deposit, less the sum of $100.00 which shall be paid to Seller as consideration for entering into this Agreement, and neither party shall have any right, duty or obligation pursuant to this Agreement, except for any rights or obligations hereunder which, by their terms, survive any termination, cancellation, rescission, expiration or consummation of this Agreement.

          (b)  INSPECTION OF PROPERTY; AS-IS CONVEYANCE.  Purchaser represents
               ----------------------------------------
          and warrants that Purchaser has fully inspected or will fully inspect the Property before Closing, and has been or is being given full opportunity to conduct any studies and investigations requested of Seller, including the opportunity to conduct its own physical and environmental inspections and other inspections described in paragraph
          8. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ROOF, ALL STRUCTURAL COMPONENTS (SUCH AS ITS FOUNDATION, SLAB, BEARING WALLS, AND COLUMNS), ALL HEATING, VENTILATING, AIR CONDITIONING, MECHANICAL, PLUMBING AND ELECTRICAL SYSTEMS, AND ALL OTHER PARTS OF THE BUILDING(S) LOCATED ON THE PROPERTY, WILL BE CONVEYED IN "AS-IS" "WHERE-IS" CONDITION ON THE CLOSING DATE. PURCHASER ACKNOWLEDGES THAT THE PRICE OF THE PROPERTY WAS NEGOTIATED BASED UPON THE PROPERTY'S PRESENT CONDITION; ACCORDINGLY, SELLER IS NOT OBLIGATED TO MAKE REPAIRS TO THE PROPERTY, UNLESS OTHERWISE STATED HEREIN, AND PURCHASER HAS NO RIGHT TO DEMAND ANY REPAIRS. It is agreed that Purchaser is not relying on any representation or warranty of Seller, its representatives, agents or employees, whatsoever pertaining to the Property, the condition thereof, including, without limitation, the presence or non-presence of wetlands as may be determined by the U.S. Army Corps of Engineers or other governmental authority, the value thereof, the physical environmental or other conditions of the Property, or any other matter with respect to the Property, and Seller specifically disclaims making any such representation or warranty.

     13.2 OTHER CONDITIONS.
          ----------------

          (a) Purchaser shall have delivered the Purchase Price to Seller at Closing;

          (b) All of Seller's and Purchaser's representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing;

          (c) Seller and Purchaser shall have satisfied and performed all conditions and obligations to be satisfied and performed by Seller or Purchaser, as applicable, hereunder prior to or at Closing;

          (d) Seller shall have received all required consents from its lender in connection with the transactions contemplated hereunder at or prior to the Closing Date.

     13.3 TERMINATION.  In the event all of the conditions set forth in Section
          -----------
          13.2 are not satisfied (or otherwise waived by the applicable party) by the Closing Date for any reason other than the default of Purchaser or Seller hereunder, this Agreement shall terminate, Purchaser shall be entitled to a refund of the entire Deposit, and neither party shall have any further right, duty or obligation pursuant to this Agreement, except for any rights or obligations which, by their terms, survive any termination, cancellation, rescission, expiration or consummation of this Agreement.

     13.4 DELIVERY OF STUDY MATERIALS.  Purchaser and Seller agree that, if
          ---------------------------
          Purchaser shall cancel this Agreement pursuant to this paragraph 13, then at Seller's request, Purchaser shall deliver to Seller copies of any surveys, tests, reports, studies, plans and development data prepared by third parties which Purchaser may have in Purchaser's possession or available to it. Purchaser and Seller agree that the time, effort, costs and expenses which will be expended by Purchaser in performing the studies and investigations contemplated by this Agreement, the $100.00 sum to be paid to Seller from the Deposit in the event Purchaser terminates this Agreement in accordance with this paragraph, and the furnishing of such surveys, tests, studies and development data to Seller are of substantial benefit and value to Seller and constitute good and valuable consideration for the execution of this Agreement by Seller.

14.  CLOSING DOCUMENTS.  At Closing, the following documents shall be executed
     -----------------
and/or delivered:

     14.1 AFFIDAVIT OF SELLER.  At Closing, Seller shall provide to Purchaser
          --------------------
          and its title company a standard form title affidavit (but excluding any indemnity obligations), in form and substance acceptable to Seller's counsel, sufficient to induce such title company to issue a title policy without exception for mechanics' and materialmen's liens or the rights of parties in possession.

     14.2 AUTHORITY OF SELLER.  Seller shall deliver to Purchaser satisfactory
          -------------------
          evidence of its due and proper authority and power to perform its obligations hereunder and to execute and deliver all documents required hereby.

     14.3 AUTHORITY OF PURCHASER.  Purchaser shall deliver to Seller
          ----------------------
          satisfactory evidence of its due and proper authority and power to perform its obligations hereunder and to execute and deliver all documents required hereby.

     14.4 DEED.  Seller shall execute and deliver to Purchaser the Deed
          ----
          conveying the Property to Purchaser.

     14.5 BILL OF SALE.  Seller shall execute and deliver to Purchaser a bill of
          ------------
          sale conveying all right, title and interest of Seller, without warranty, in and to any personal property owned by Seller and located on the Property, in the form attached hereto as "Exhibit C".

     14.6 FIRPTA AFFIDAVIT.  A certificate certifying that Seller is not a
          ----------------
          foreign person, corporation or partnership or state within the meaning
          Section 1445 of the Internal Revenue Code of 1986, as amended.

15.  ASSIGNMENT.  Purchaser shall not assign any or all of its rights and
     ----------
obligations pursuant to this Agreement (whether by direct or indirect transfer or assignment) without Seller's prior written consent, which consent may be withheld or granted in Seller's sole and absolute discretion.

16.  BROKERAGE COMMISSION.  Seller and Purchaser hereby represent and warrant
     --------------------
that no party is entitled, as a result of the actions of Seller or Purchaser, to a real estate commission or other fee resulting from the execution of this Agreement or the transaction contemplated hereby, other than Stirling Properties, Inc. ("Stirling") and Gertrude Gardner Real Estate ("Gardner"). Seller shall be responsible for the payment of the brokerage fee of 5% of the Purchase Price, in the total amount of $100,000.00, which commission shall be split equally between Stirling and Gardner. Seller and Purchaser hereby agree to indemnify, defend and hold each other harmless from and against any and all costs, damages and expenses (including reasonable attorneys' fees) resulting directly or indirectly from any such claim arising out of the actions of or contract with Seller or Purchaser, as the case may be, other than the Exclusive Listing Contract for Sale of Property between Seller and Stirling for which Seller shall be responsible for any liability arising therefrom. The representations, warranties and indemnities contained in this paragraph shall survive the rescission, cancellation, termination or consummation of this Agreement.

17.  NOTICES.  Any notice or communication shall be in writing and shall be sent
     -------
either by: (a) personal delivery service with charges therefor billed to shipper; (b) overnight or expedited delivery service with charged therefor billed to shipper; (c) facsimile transmission provided a confirmation copy is mailed pursuant to subparagraph (d) below; or (d) United States mill, postage prepaid, registered or certified mail, return receipt requested. Any notice or communication sent as above provided shall be deemed given or delivered: (a) upon receipt if personally delivered (provided that such delivery is confirmed by the courier delivery service); (b) if sent by United States Mail, on the date of the postmark appearing on such return receipt; or (c) on the date of actual delivery by any overnight or expedited delivery service or actual receipt if sent by facsimile transmission (provided receipt is confirmed as provided above). Any notice or communication required or permitted hereunder shall be addressed as follows:


     To Purchaser:  Health-One Properties, LLC
                    5785 S. Meadowcrest Drive
                    Murray, Utah 84107
                    Attn: Mr. William Clark


                    with a copy to:

                    R. Scott McQuarrie
                    3331 N. Cottonwood Lane
                    Provo, Utah 84107


     To Seller:     Ramsay Louisiana, Inc.,
                    c/o Ramsay Health Care, Inc.
                    One Alhambra Plaza, Suite 750
                    Coral Gables, Florida 33134
                    Attn:  Mr. Daniel A. Simms

                    With a copy to:

                    Haythe & Curley
                    237 Park Avenue
                    New York, NY  10017
                    Attn:  Adam A. Veltri, Esq.

18.  REMEDIES.
     --------

     18.1 REMEDIES OF SELLER.  In the event of Purchaser's default under this
          ------------------
          Agreement, the Deposit shall be paid to and/or retained by Seller as full liquidated damages, this Agreement shall be null and void, and none of the parties hereto shall have any further rights or obligations hereunder, except for any rights or obligations hereunder which, by their terms, survive any termination of this Agreement. It is hereby agreed that, without resale, Seller's damages will be difficult to ascertain and the Deposit constitutes a reasonable liquidation thereof and is intended not as a penalty, but as full liquidated damages. Seller agrees that in the event of a default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser in excess of the Deposit, and Purchaser agrees that in the event of its default, it shall not initiate any proceeding challenging Seller's right to retain and/or receive the full amount of the Deposit as liquidated damages. Nothing contained in this paragraph shall limit Purchaser's restoration and indemnification obligations set forth in paragraphs 8 and 16 hereof.

     18.2 REMEDIES OF PURCHASER.  In the event of Seller's default under this
          ---------------------
          Agreement, Purchaser agrees to provide Seller with written notice of such default specifying the nature of such default. Seller shall have ten (10) days from the date of receipt of said notice to cure such default. In the event Seller does not cure such default within such ten (10) day period, Purchaser's sole remedies shall be (i) to obtain specific performance of Seller's obligation to sell the Property to Purchaser pursuant to this Agreement, or (ii) to terminate this Agreement, in which event Purchaser shall be entitled to the return of the Deposit, this Agreement shall terminate and the parties hereto shall have no further rights or obligations hereunder, except for any rights or obligations hereunder which, by their terms, survive any termination, cancellation, rescission or expiration of this Agreement. No other remedy shall be available for Seller's breach of this Agreement.

19.  MISCELLANEOUS.
     -------------

     19.1 ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
          ----------------
          between the parties. No representation, promise or inducement not set forth herein shall be binding upon any party.

     19.2 NO ORAL MODIFICATIONS.  This Agreement shall not be modified or
          ---------------------
          amended except by an instrument in writing executed by or on behalf of Purchaser and Seller.

     19.3 BINDING EFFECT.  The provisions of this Agreement shall inure to the
          --------------
          benefit of and shall be binding upon the parties and their respective heirs, successor and assigns and the legal representatives of their estates, subject to the provisions of paragraphs 15 of this Agreement.

     19.4 TIME OF ESSENCE.  TIME IS OF THE ESSENCE OF THIS AGREEMENT.
          ---------------

     19.5 CALCULATION OF TIME.  If the time period by which any right, option or
          -------------------
          election provided under this Agreement must be exercised, or by which any act required must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended through the close of business on the next regular business day.

     19.6 COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
          counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     19.7 GOVERNING LAW.  This Agreement shall be governed by and construed
          -------------
          under the laws of the State in which the Property is located.

     19.8 NO RECORDATION.  Purchaser shall not have the right to record this
          --------------
          Agreement. It is expressly agreed and understood that upon the filing for record of this Agreement by or through the act or effort of Purchaser, or its successors, in any manner whatsoever, as an exhibit or attachment to any other instrument so filed, or otherwise, in the Parish of St. Tammany in which the Property lies or any other public records, then, and in such event, at the option of Seller, Purchaser shall be in default hereunder and Seller shall be entitled to receive from Purchaser the sum provided in Paragraph 18.1 as liquidated damages by reason of such default, and this Agreement shall be null and void and of no further force and effect.

     19.9   NO WAIVER.  No failure of any party to exercise any power given such
            ---------
            party hereunder or to insist upon strict compliance by any other party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of any party's right to demand exact compliance with the terms hereof.

     19.10  CONSTRUCTION OF AGREEMENT.  The parties acknowledge and agree that
            -------------------------
            they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

     19.11  PURCHASER'S AGREEMENTS.  Prior to Closing, Purchaser shall not enter
            ----------------------
            into any agreements with any governmental or quasi-governmental authorities or with any other person or entity that would bind Seller or the Property or run with the Property without Seller's prior written consent, which consent may be withheld in Seller's sole discretion.

20.  ESCROW.  (a) The Ten Thousand and No/100 Dollars ($10,000.00) portion of
     ------
the Deposit payable by the Purchaser pursuant to Section 2 hereof shall be held in Escrow by the Escrowee in an interest bearing account selected by Escrowee, pending the Closing hereunder. At Closing, the Escrowee shall release the Ten Thousand and No/100 Dollars ($10,000.00) portion of the Deposit together with any interest earned thereon (collectively, the "Escrow Fund") in accordance with this Section 20. At Closing, the Escrowee shall release the Escrow Fund to Seller. In the event the Closing shall not occur by reason of a default by Seller hereunder, or by reason of the exercise by either party hereto of its right to cancel or terminate this Agreement pursuant to the terms set forth herein (other than by reason of Purchaser's default hereunder), the Escrowee shall deliver the Escrow Fund to Purchaser upon the occurrence of such default or upon such cancellation of this Agreement. In the event that Closing does not occur by reason of a default by Purchaser hereunder, the Escrowee shall deliver the Escrow Fund to Seller.

     (b) Any claim for the disbursement of the Escrow Fund pursuant to Subparagraph 20(a) above or otherwise pursuant to this Agreement, shall be made by either the Purchaser or the Seller (the "Claiming Party") by written notice (the "Claim Notice") given to the other party (the "Notified Party"), and the Escrowee. Such notice shall state in reasonable detail the basis for such claim. In the event that the Notified Party shall not object to the Claim Notice within 10 days after receipt thereof by written notice given to the Escrowee and the Claiming Party, the Escrowee shall disburse the Escrow Fund pursuant to the Claim Notice. In the event that the

Notified Party shall object to the Claim Notice as aforesaid, the Escrowee shall refrain from disbursing the Escrow Fund until the dispute between the Purchaser and the Seller is resolved, and, in addition, the Escrowee shall have the rights and options set forth in subsection (e) below. This procedure is not intended to extend the Closing or to create a grace period for performance.

     (c) The Escrowee may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, in which case it is agreed that the Escrowee is under no duty to make any further inquiry.

     (d) The Escrowee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of counsel.

     (e) If conflicting demands are made or notices are served upon the Escrowee with respect to this Agreement, including any Claim Notice, the parties hereto agree that the Escrowee shall be entitled to refuse to comply with any such claim or demand and to withhold and stop all further proceedings in the performance of this Agreement so long as such disagreement shall continue. In so doing, the Escrowee shall not be or become liable for damages or interest to either of the parties hereto or to any other person for its failure to comply with such conflicting or adverse demands or notices. The Escrowee shall be entitled to continue to so refrain and so refuse to act until (i) the rights of the adverse claimants have been finally adjudicated in a court having and assuming jurisdiction of the parties, and the Escrowee shall have received satisfactory evidence thereof (including, at its option, an opinion of counsel selected by it), or (ii) all differences shall have been adjusted by mutual agreement of the parties and the Escrowee shall have been notified thereof in writing signed by all said parties. In the alternative, the Escrowee may, but shall not be obligated to, file a suit in interpleader for a declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court the amount of the Escrow Fund held by it, in which event Seller and Purchaser, jointly and severally, agree to pay all costs, expenses and attorneys' fees incurred by the Escrowee in connection therewith, the amount thereof to be fixed and such judgment therefor to be rendered by the court in such suit.

     (f) Seller and Purchaser each releases the Escrowee from any act done or omitted to be done by the Escrowee in good faith in the performance of its duties hereunder, and they hereby agree to indemnify the Escrowee for, and to hold it harmless against, any loss, liability or expense incurred by the Escrowee, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim or liability in the premises.


                       *          *          *         *

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated below.


                                 PURCHASER:

                                 Health-One Properties, LLC

                                 By: /s/ William H. Clark
                                    -------------------------------------------
                                 Name:   William H. Clark
                                 Title:  Manager

                                 Date Executed: March 13, 1998
                                               --------------------------------


                                 SELLER:

                                 Ramsay Louisiana, Inc.,


                                 By: /s/ Carol C. Lang
                                    -------------------------------------------
                                 Name:   Carol C. Lang
                                 Title:  Vice President

                                 Date Executed: March 18, 1998
                                               --------------------------------


          FOR VALUE RECEIVED, the undersigned hereby, jointly and severally, unconditionally, absolutely and irrevocably guarantee to Ramsay Louisiana, Inc., its successors, endorsees and assigns the full and timely payment and performance of all present and future obligations and liabilities of all kinds of Health-One Properties, LLC to Ramsay Louisiana, Inc. under this Agreement of Purchase and Sale on account of a breach by Health-One Properties, LLC of any of its representations or warranties contained in this Agreement of Purchase and Sale (collectively, the "Obligations"). Each of the undersigned's obligations hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Agreement or any instrument evidencing any Obligations, or by the existence, validity, invalidity, enforceability, perfection, non-perfection, release or extent of any direct or indirect collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty. Ramsay Louisiana, Inc. makes no representation or warranty in respect to any such circumstance and has no duty or responsibility whatsoever to either of the undersigned in respect to the management and maintenance of the Obligations or any collateral therefor. In the event that any payment to Ramsay Louisiana, Inc. in respect to any of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, each of the undersigned shall remain liable hereunder in respect to such Obligations as if such payment had not been made. This guaranty is intended to be and shall constitute a guaranty of payment and not just of performance.

          This is a continuing guaranty and agreement and this guaranty and the rights and obligations of the parties hereto shall remain in full force and effect and be binding upon the undersigned and their respective successors and assigns from and after the date hereof until all the Obligations have been paid and performed in full and the expiration of any further period within which a trustee or other similar official in a bankruptcy, insolvency, reorganization or similar proceeding may avoid, rescind or set aside any payment of any of the Obligations made within such period. The provisions of this guaranty shall survive the expiration or earlier termination of the term of the Agreement. It is expressly acknowledged and agreed that the Obligations of the undersigned hereunder are and shall be absolute and unconditional under any and all circumstances, without regard to the validity, regularity or enforceability of the Agreement.

                              /s/ R. Scott McQuarrie
                              ----------------------------------------------
                              R. Scott McQuarrie


                              /s/ William H. Clark
                              ----------------------------------------------
                              William H. Clark

                                  EXHIBIT "A"

                                PROMISSORY NOTE

$1,500,000.00                                               Covington, Louisiana

                                                                     May 1, 1998

          FOR VALUE RECEIVED, the undersigned, maker, endorser and surety, Health-One Properties, LLC, having an address at _______________________ (the "Borrower"), promises to pay to the order of Ramsay Louisiana, Inc., at c/o Ramsay Health Care, Inc., One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134 (the "Bearer"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of One Million Five Hundred Thousand and No/100 Dollars $1,500,000.00 (the "Principal") on May 1, 1999 (the "Maturity Date"), together with interest thereon from and after the date hereof on the outstanding Principal amount at the rate of twelve (12%) percent per annum. Interest accrued on this Note shall be payable monthly, commencing on June 1, 1998, and on the first day of each month thereafter, until the Principal and all accrued interest thereon is paid in full.

          Any amounts of interest or Principal or other sums owed under this Note which are not paid when due shall bear interest at a rate equal to the lesser of fifteen (15%) percent per annum or the maximum rate of interest allowed by applicable law ("Default Interest"). All payments hereunder shall be in lawful money of the United States of America which are available for immediate use by Bearer not later than the due date of such payment, and without set-off or counterclaim or deduction of any nature whatsoever.

          This Note is and shall be subject to the following additional terms and conditions:

          1.     Definitions.  Unless otherwise defined herein, capitalized
                 -----------
terms used in this Note shall have the respective meanings ascribed to such terms in that certain Mortgage dated as of the date hereof made by Borrower in favor of Bearer (the "Mortgage").

          2.     Prepayment.  The indebtedness evidenced by this Note may be
                 ----------
prepaid at any time in whole or in part prior to the Maturity Date without penalty or premium.

          3.     Acceleration of Maturity Date/Remedies.  Time shall be of the
                 --------------------------------------
essence as to all of Borrower's obligations under this Note.  In the event that
(a)

Borrower shall fail to make timely payment of interest and/or Principal or of any other amount due and payable hereunder; or (b) Borrower shall fail to make timely payment of real estate taxes assessed against the mortgaged premises; or
(c) the Maturity Date shall have occurred; or (d) a court having jurisdiction enters a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official (hereinafter collectively referred to as "receiver or trustee") of Borrower or for any substantial part of the property of Borrower or ordering the winding-up or liquidation of the affairs of Borrower and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days, or should Borrower commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver or trustee of Borrower or for any substantial part of the property of Borrower, or make any general assignment for the benefit of creditors, or fail generally to pay the debts of Borrower as they become due, or take action in furtherance of any of the foregoing; or (e) any other default or Event of Default under the Mortgage shall have occurred, then in any such event, and in addition to any other remedies Bearer may have at law or in equity, at Bearer's option the entire Principal, together with all accrued interest thereon, all other sums evidenced and/or secured hereby or by the Mortgage, and all other expenses, including, without limitation, attorneys' fees and expenses for legal services incurred by or on behalf of Bearer in collecting or enforcing the payment hereof or thereof, and any insurance premiums due in keeping the mortgaged premises insured against casualty loss, fire or other damage, shall immediately become due and payable without regard to the scheduled Maturity Date set forth herein. Notice of the exercise of such option by Bearer is hereby waived by Borrower. If a default under this Note or an Event of Default under the Mortgage shall occur, it shall be lawful for the mortgaged property, as described in the Mortgage, to be seized and sold under executory process issued by any court of competent jurisdiction, without appraisement, to the highest bidder, payable in cash; the said Borrower hereby confessing judgment in favor of said Bearer and such person or persons who may be the owner or owners of said indebtedness for the full amount thereof, capital and interest, together with all costs, including the attorney's fees herein stipulated. The said Borrower further expressly waives the citation and all notices and delays, including the three (3) day notice provided by Article 2639 of the Code of Civil Procedure; the said Borrower further waives and renounces all and every appraisement and the benefit of appraisement and all laws relating to appraisement of property seized and sold under executory or any other legal process.

          4.     Late Charge.  In the event that any payment due hereunder shall
                 -----------
not be made by Borrower when such payment is due and payable, in addition to any other remedies Bearer may have at law or in equity, a late charge of five cents ($0.05) for each dollar ($1.00) so overdue for the purpose of defraying the expense incident to handling such delinquent payment shall be immediately due payable to Bearer.

          5.     Due on Transfer.  Bearer shall have the right and option to
                 ---------------
accelerate the Maturity Date upon certain transfers or other dispositions of interests in the mortgaged premises, all as set forth in the Mortgage.

          6.     Costs of Collection.  In the event this Note or any part of the
                 -------------------
indebtedness evidenced hereby be collected by law or through or under advice from an attorney at law, the Bearer shall be entitled to collect all costs of collection, including, without limitation, attorneys' fees and expenses, which are hereby fixed at twenty five (25%) percent on the amount owing, with or without suit, all of which Borrower agrees to pay upon demand therefor.

          7.     Mortgage.  This Note is the Note referred to in and secured by
                 --------
the Mortgage and the holder hereof is entitled to all of the benefits of the Mortgage. All of the terms and conditions of the Mortgage are incorporated herein by reference as if fully set forth herein.

          8.     Waiver.  Borrower waives (i) presentment for payment, demand,
                 ------
protest, notice of non-payment or dishonor and of protest, valuation and appraisement and any and all other notices and demands whatsoever, and agrees to remain bound until the Principal and interest and any other sums owed are paid in full notwithstanding any extensions of time for payment which may be granted, even though the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal right available to, the holder of this Note, and (ii) any right it may have to demand a trial by jury with respect to the enforcement of, any controversy arising under or in any way relating to, this Note or the Mortgage.

          9.     Assignment.  This Note and every covenant and agreement herein
                 ----------
contained shall be binding upon Borrower and its successors and permitted assigns, and shall inure to the benefit of Bearer and its successors and assigns.

          10.    Modification.  No provisions of this Note shall be modified,
                 ------------
waived or terminated, except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver or termination is to be enforced.

          11.    Governing Law.  This Note shall be construed in accordance
                 -------------
with, and governed by, the laws of the State of Louisiana, without regard to the principles of conflicts of laws.

          12.     Notices.  All notices and other communications required or
                  -------
permitted hereunder shall be given and deemed received as provided in the Mortgage.

          13.     Relationship.  Borrower and Bearer intend that the
                  ------------
relationship created under this Note be solely that of debtor and creditor. Nothing herein is intended to create, nor shall it create, nor shall it be deemed to create, a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Bearer, nor grant Bearer any interest in the mortgaged premises other than that of creditor or mortgagee.

                              *        *        *

          IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first above written.


                              HEALTH-ONE PROPERTIES, LLC



                              By:___________________________
                                 Name:
                                 Title:



"NE VARIETUR" for identification
with an act of mortgage this day passed
before me, on May ___, 1998.


___________________________________
NOTARY PUBLIC

                                  EXHIBIT "B"

MORTGAGE                                  UNITED STATES OF AMERICA

BY: HEALTH-ONE PROPERTIES, LLC            STATE OF LOUISIANA

TO: RAMSAY LOUISIANA, INC.                PARISH OF ST. TAMMANY



     BE IT KNOWN, that on this ____ day of May, in the year of Our Lord, one thousand nine hundred and ninety eight:

     BEFORE ME, _____________________, a Notary Public, duly commissioned and qualified in and for the Parish and State aforesaid, therein residing, and in the presence of the witnesses hereinafter named and undersigned:

     PERSONALLY CAME AND APPEARED:

_________________, as __________________ of and on behalf Health-One Properties,
LLC,

domiciled in ____________________, State of Louisiana, and whose permanent mailing address is declared to be ____________________, hereinafter designated as "Mortgagor", who declared and acknowledged that mortgagor is justly and truly indebted unto

_________________, as ____________________ of and on behalf of Ramsay Louisiana,
Inc.,

domiciled in ____________________, State of ____________________, and whose mailing address is declared to be c/o Ramsay Health Care, Inc., One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134, hereinafter referred to as "Mortgagee",

in the full and true sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) in representation whereof, said Mortgagor has made and subscribed one (1) certain promissory note dated this day to the order of "Bearer" and by them signed and endorsed and payable in one (1) lump sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00), to be paid on May 1, 1999 (the "Maturity Date"), and which said note stipulated to bear interest at the rate of twelve percent (12%) per annum from the date thereof until paid, payable on the first (1st) day of June, 1998, and on the first (1st) day of each month thereafter until the principal sum is paid in full. The makers of the herein referred to note reserve the right to prepay the said note at any time, without penalty, upon payment of interest to date, which note after having been duly paraphed "Ne Varietur" by me, said Notary, for identification herewith has been delivered to said vendor, here present acknowledging receipt thereof, and accepting these presents.

     And the said Mortgagor further declared that said Mortgagor does by these presents bind and obligate said Mortgagor to pay and reimburse all such lawyer's and attorney's fees, together with all such costs, charges and expenses as the present or any future holder or holders of said indebtedness, represented as aforesaid, shall or may incur or pay in the event of the nonpayment of said indebtedness or any part thereof, at maturity, or in case it should become necessary to place said indebtedness, or any part thereof, in the hands of an attorney at law for collection, suit or otherwise, said attorney's fees, however to be fixed at twenty five percent (25%) on the amount due or so in suit.

     NOW, THEREFORE, in order to secure the full and final payment of said indebtedness, represented as aforesaid, in capital and interest, together with all costs, including the attorney's fees herein stipulated the Mortgagor does by these presents specially mortgage and hypothecate unto the said Mortgagee and such person or persons who may eventually be the holder or holders of said indebtedness, represented as aforesaid, the property described on Exhibit "A" attached hereto.

     TOGETHER with all buildings and improvements located thereon and all right, title and interest of the mortgagor in and to the land lying in the streets and roads in front of and adjoining said premises;

     TOGETHER with all fixtures, chattels and articles of personal property now or hereafter attached to or used in connection with said premises, including but not limited to furnaces, boilers, oil burners, radiators and piping, coal stokers, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, cabinets, incinerators, plants and shrubbery and all other equipment and machinery, appliances, fittings and fixtures of every kind in or used in the operation of the buildings standing on said premises, together with any and all replacements thereof and additions thereto;

     TOGETHER with all awards heretofore and hereafter made to the Mortgagor for taking by eminent domain the whole or any part of said premises or any easement therein, including any awards for changes of grade of streets, which said awards are hereby assigned to the mortgagee, who is hereby authorized to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the mortgage debt, notwithstanding the fact that the amount owing thereon may not then be due and payable; and the said Mortgagor hereby agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning said awards to the mortgagee, free, clear and discharged of any encumbrances of any kind or nature whatsoever.

     It is agreed that the occurrence of any or all of the following shall be deemed to be an event of default ("Event of Default") under this Mortgage: the Mortgagor shall fail to make timely payment of interest and/or principal or of any other amount due and payable under the Note; or Mortgagor shall sell, alienate or encumber the mortgaged property to the prejudice of these presents; or Mortgagor shall fail to make timely payment of real estate taxes assessed against the mortgaged premises or to effect and keep in force said insurance or to transfer and deliver said policies, as herein provided; or the Maturity Date shall have occurred; or Mortgagor structurally alters, removes or demolishes any building on the premises without the consent of the Mortgagee; or a court having jurisdiction enters a decree or order for relief in respect of Mortgagor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official (hereinafter collectively referred to as "receiver or trustee") of Mortgagor or for any substantial part of the property of Mortgagor or ordering the winding-up or liquidation of the affairs of Mortgagor and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or should Mortgagor commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver or trustee of Mortgagor or for any substantial part of the property of Mortgagor, or make any general assignment for the benefit of creditors, or fail generally to pay the debts of Mortgagor as they become due, or take action in furtherance of any of the foregoing; or Mortgagor fails to maintain the buildings on the premises in reasonably good repair, or fails to comply with any requirement or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the premises within three months from the issuance thereof.

     The said property so to remain mortgaged and hypothecated until the full and final payment of the aforesaid indebtedness in capital and eventual interest, it being agreed and stipulated that if an Event of Default under this Mortgage shall occur, it shall be lawful for the property hereinbefore described and herein mortgaged to be seized and sold under executory process issued by any court of competent jurisdiction, without appraisement, to the highest bidder, payable in cash; the said Mortgagor hereby confessing judgment in favor of said Mortgagee and such person or persons who may be the owner or owners of said indebtedness for the full amount thereof, capital and interest, together with all costs, including the attorney's fees herein stipulated. The said Mortgagor further expressly waives the citation and all notices and delays, including the three (3) day notice provided by Article 2639 of the Code of Civil Procedure; the said Mortgagor further waives and renounces all and every appraisement and the benefit of appraisement and all laws relating to appraisement of property seized and sold under executory or any other legal process.

     That Mortgagor will pay taxes, assessments, and other governmental or municipal charges, fines or impositions, for which provisions have not been made heretofore, and in default thereof the Mortgagee may pay the same, as in his discretion may be necessary, and the sum so paid shall be a further lien on said premises under this mortgage, payable forthwith; and that the Mortgagor will promptly deliver the official receipts therefor to the said Mortgagee.

     That Mortgagor will keep the improvements now existing or hereafter erected on the mortgaged property insured as may be required from time to time by the Mortgagee against loss by fire and for such periods as may be required by the Mortgagee and will pay promptly, when due, any premiums on such insurance, provision for payment of which has not been made hereinbefore. All insurance shall be carried in companies approved by the Mortgagee and the policies and renewals thereof shall be held by the Mortgagee and have attached thereto loss payable clauses in favor and in form acceptable to the Mortgagee. In event of loss, Mortgagor will give immediate notice by mail to the Mortgagee, who may make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Mortgagee instead of to the Mortgagor and the Mortgagee jointly, and the insurance proceeds or any part thereof, may be applied by the Mortgagee at its option either to the reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged. In the event of foreclosure of this mortgage or other transfer of title to the mortgaged property in extinguishment of the indebtedness secured hereby, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

     That no building on the premises shall be structurally altered, removed or demolished without the consent of the Mortgagee.

     That the Mortgagor warrants the title to the premises.

     That in case of a foreclosure sale, said premises, or so much thereof as may be affected by this Mortgage, may be sold in one parcel.

     That if any action or proceeding be commenced (except an action to foreclose this Mortgage or to collect the debt secured thereby), to which action or proceeding the Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by the Mortgagee for the expense of any litigation to prosecute or defend the rights and lien created by this Mortgage (including reasonable counsel fees), shall be paid by the Mortgagor, together with interest thereon at the rate of six percent per annum, and any such sum and the interest thereon shall be a lien on said premises, prior to any right, or title to, interest in or claim upon said premises attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover and collect the debt secured thereby, the provisions of law respecting the covering of costs, disbursements and allowances shall prevail unaffected by this covenant.

     That the Mortgagor hereby assigns to the Mortgagee the rents, issues and profits of the premises as further security for the payment of said indebtedness, and the Mortgagor grants to the Mortgagee the right to enter upon and take possession of the premises for the purpose of collecting the same and to let the premises or any part thereof, and to apply the rents, issues and profits, after payment of all necessary charges and expenses, on account of said indebtedness. This assignment and grant shall continue in effect until the Mortgage is paid. The Mortgagee hereby waives the right to enter upon and to take possession of said premises for the purpose of collecting said rents, issues and profits, and the Mortgagor shall be entitled to collect and receive said rents, issues and profits until the occurrence of an Event of Default or any other default under any of the covenants, conditions or agreements contained in this Mortgage, and agrees to use such rents, issues and profits in payment of principal and interest becoming due on this Mortgage and in payment of taxes, assessments, sewer rents, water rates and carrying charges becoming due on this Mortgage and in payment of taxes, assessments, sewer rents, water rates and carrying charges becoming due against said premises, but such right of the Mortgagor may be revoked by the Mortgagee upon any default, on five days' written notice. Mortgagor shall not enter into or permit any leases or subleases of all or any part of the premises, without Mortgagee's prior written consent in its sole discretion.

     That the execution of this Mortgage has been duly authorized by the appropriate individual(s) on the part of the Mortgagor.

     It is agreed that if an Event of Default shall occur under this Mortgage, then all said indebtedness, on demand by Mortgagee, shall ipso facto become immediately due and exigible.

     The said ____________________ declared that in favor of said note secured hereby, as regards the property herein mortgaged, Mortgagor waives any and all homestead exemptions to which it is or may be entitled under the constitution and laws of the State of Louisiana.

     Whenever the word "Mortgagor" is used in this act, it shall be construed to include "Mortgagors", and whenever the word "Mortgagee" is used, it shall be construed to include "Mortgagees".

     All the agreements and stipulations herein contained, and all the obligations herein assumed, shall inure to the benefit and be binding upon the heirs, successors, and assigns of the respective parties hereunto.

     The certificates of mortgage and conveyance as required by Article 3364 of the revised Civil Code of Louisiana are ____________________.


                            *         *          *

     THUS DONE AND PASSED in Covington, Parish and State aforesaid, in the presence of the undersigned competent witnesses, who have hereunto signed their names with the parties, and me, said Notary, the day, month and year first above written.

WITNESSES:                             Health-One Properties, LLC


________________________               By:_____________________
                                          Name:
                                          Title:
________________________



________________________
NOTARY PUBLIC

                                  EXHIBIT "C"


                                  Bill of Sale
                                  ------------

          KNOW ALL MEN BY THESE PRESENTS that RAMSAY LOUISIANA, INC., a Delaware corporation (the "Seller"), the owner of that certain real property located in
                  ------
the City of Covington, Parish of St. Tammany, Louisiana as more particularly described on Exhibit A attached hereto (the "Real Property") in accordance with
                                             -------------
the terms of that certain Agreement of Purchase and Sale, dated as of __________, 1998 (the "Agreement"), between Seller and HEALTH-ONE PROPERTIES,
                       ---------
LLC, a __________ limited liability company (the "Buyer"), and for good and
                                                  -----
valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does by these presents, grant, bargain, sell, deliver and transfer unto Buyer, all moveable and attached furnishings, furniture, equipment, fixtures, trade fixtures and other tangible personal property owned by Seller (the "Personal Property") and located on the Real Property as of the date
      -----------------
hereof.

          TO HAVE AND TO HOLD the Personal Property hereby transferred and conveyed upon Buyer, its successor and assigns, for its and their own use forever.

          This Bill of Sale and the covenants and agreements herein contained shall be binding upon Seller, its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

          IN WITNESS WHEREOF, Seller has made and executed this Bill of Sale as of the ____ day of _________, 1998.

                                   SELLER:

                                   RAMSAY LOUISIANA, INC.



                                   By:_________________________
                                   Name:_______________________
                                   Title:______________________